United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15(d) Of
The Securities Exchange Act of 1934

Date of Earliest Report Event:  November 10, 2015

Spine Injury Solutions, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	000-27407	98-0187705
(State Or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5225 Katy Freeway
Suite 600
Houston, Texas   77007
(Address of principal executive office) (Postal Code)

(713) 521-4220
(Registrant’s telephone number)

Item 5.07  Submission of Matters to a Vote of Security Holders.

On November 10, 2015, we held an Annual Meeting of Stockholders of Spine Injury Solutions, Inc. (formerly Spine Pain Management, Inc.) at our corporate offices at 5225 Katy Freeway, Suite 600, Houston, Texas 77007, for the following purposes:

(1) To elect five directors, including William F. Donovan, M.D., John Bergeron, Jerry Bratton, Peter Dalrymple and Jeffrey A. Cronk, D.C.;

(2) To ratify the selection of Ham, Langston & Brezina, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015; and

(3) To transact such other business as may properly come before the meeting.

Based on the votes received in person and by proxy, all of the above named director nominees were elected and the selection of Ham, Langston & Brezina, LLP was ratified.  There were no other matters presented for action at the Annual Meeting.  The exact results of the stockholder vote are as follows:

Total Shares of Common Stock Outstanding
as of the Record Date, September 24, 2015:	19,755,882

Total Voting Shares Present Either by Proxy
or in Person of Common Stock:	15,933,668

Item 1:                      Election of Directors

	FOR	WITHHELD
William F. Donovan, M.D.	7,660,140	87,815
John Bergeron	7,660,140	87,815
Jerry Bratton	7,661,140	86,815
Peter Dalrymple	7,660,140	87,815
Jeffrey A. Cronk, D.C.	7,661,140	86,815

Additionally, there was a total of 8,185,713 broker non-votes for the election of directors.

Item 2:                      Ratification of appointment of Ham, Langston & Brezina, LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2015

Votes for:	15,925,395
Votes against:	94
Votes abstained:	8,179

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SPINE INJURY SOLUTIONS, INC.

/s/ William Donovan, M.D.
By: William Donovan, M.D.
Date: November 12, 2015	Chief Executive Officer